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                                  EXHIBIT 10.8
 TECHNOLOGY LICENSE AGREEMENT DATED DECEMBER 17, 1996, BETWEEN INGENICO, S. A.
                                      AND
                          INTERNATIONAL VERIFACT INC.
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  THIS TECHNOLOGY LICENSE AGREEMENT made as of the 17th day of December 1996.

BETWEEN:

                                        INGENICO, incorporated under the laws of France
                                        (hereinafter called "Ingenico")

                                                    OF THE FIRST PART

                                        - and -

                                        INTERNATIONAL VERIFACT INC. continued
                                        under the laws of Canada
                                        (hereinafter called "IVI")

                                                    OF THE SECOND PART

    WHEREAS Ingenico and IVI have entered into a Master Alliance Agreement made as of the 5th day of December, 1996,

    AND WHEREAS such Master Alliance Agreement contemplates Ingenico and IVI entering into a Technology License Agreement,

    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein, and the funds referred to in paragraph 5.02 of the Master Alliance Agreement, the parties hereto covenant and agree with each other as follows:

                                  ARTICLE ONE
                                 INTERPRETATION

    1.1 DEFINED TERMS: The terms used in this Agreement have the meanings given to them in the Master Alliance Agreement, except as set out below, where the following terms shall have the following meanings:

    "Agreement" means this Technology License Agreement, and all schedules and instruments supplemental hereto or in amendment or confirmation hereof.

    "Term" means the term provided in Section 6.1

                                  ARTICLE TWO
           GRANT OF LICENSES AND OBLIGATIONS WITH RESPECT TO UNICAPT
                                   TECHNOLOGY

    2.1 For the consideration set out in Section 5.02 of the Master Alliance Agreement and the mutual licenses granted in this Agreement, in accordance with the terms of this Agreement, Ingenico hereby grants to IVI:

    (A) the irrevocable, royalty-free (subject to Section 2.6) exclusive license to use and incorporate the Unicapt Technology and the Ingenico Intellectual Property relating to the Unicapt Technology into IVI Products and IVI Future Products manufactured by or for IVI worldwide, or used or marketed and distributed pursuant to the Marketing and Distribution Agreement;

    (B) the irrevocable, royalty-free (subject to Section 2.6) exclusive license to use the Unicapt Technology and the Ingenico Intellectual Property relating to the Unicapt Technology to develop, support and

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maintain applications for the Ingenico Products, Ingenico Future Products, IVI
Products and IVI Future Products incorporating the Unicapt Technology in the IVI Territory;

    (C) to the extent the Unicapt Technology and Ingenico Intellectual Property relating to Unicapt Technology include or in any way rely upon any third party technology and/or intellectual property, the current licenses, for which are listed in Schedules "O" to the Master Alliance Agreement, together with all renewals, novations and substitutions, the sub-license, and if possible, the exclusive sub-license to use, modify, enhance and incorporate into IVI Products and IVI Future Products, third party owned technology and intellectual property incorporated into the Ingenico Products and Ingenico Future Products, which sub-licenses shall be provided at the cost set out in Schedule "O" to the Master Alliance Agreement, or in the case of future sub-licenses, at the cost, on the same terms and conditions, of Ingenico for such sub-licenses, all of which costs shall be paid by IVI to Ingenico;

    (D) to the extent required, the right to sub-license the rights in subparagraphs (a), (b) and (c) to the IVI Group, provided that the IVI Group assumes the same duties and responsibilities as IVI under this Agreement as required by Section 1.08 of the Master Alliance Agreement;

    (E) the right to sub-license the rights in subparagraphs (a), (b) and (c), to or on behalf of end user customers including original equipment manufacturers ("OEM"), of IVI Products, IVI Future Products, Ingenico Products and Ingenico Future Products, other than these customers (including OEMs) who are a direct competitor of the Business; and

    (F) the irrevocable, royalty-free (subject to Section 2.6) license to use the Unicapt Technology and the Ingenico Intellectual Property relating to the Unicapt Technology to co-operate with Ingenico to develop individually or jointly new products with common architecture and common technology which would have worldwide application based on the Ingenico Technology, including without limiting the generality of the foregoing, the Unicapt Technology.

    2.2 Subject to the terms of this Agreement and any escrow agreement entered into pursuant to section 2.10 this license does not grant to IVI the license to manufacture any Ingenico Products.

    2.3 Ingenico reserves the right to license the Ingenico Technology, Ingenico Intellectual Property and Unicapt Technology to others in businesses other than the IVI Business.

    2.4    IVI shall:

    (G) from and after the Closing Date, use or incorporate the Unicapt Technology, as modified and enhanced from time to time, in any and all IVI Future Smart Card Terminals. IVI shall not be obliged to incorporate such technology into IVI Products or IVI Future Products other than IVI Future Smart Card Terminals;

    (H) IVI shall use the Unicapt trade mark or marks on IVI Future Smart Card Terminals or their packaging; and

    (I) from time to time, upon the written request of Ingenico, provide evidence satisfactory to Ingenico, acting reasonably, that the Unicapt Technology is incorporated into all IVI Future Smart Card Terminals.

    2.5 If IVI loses its exclusive distribution rights under the Marketing and Distribution Agreement, then Ingenico shall have the right to revoke said exclusive license provided that such revocation shall be in substitution for a non-exclusive license which is identical in all respects, save and except for exclusivity.

    2.6 Notwithstanding any other provision of this Agreement, Ingenico shall sell at a transfer price which includes a reasonable charge for Unicapt Technology, and deliver to IVI and the IVI Group, Memotite chip sets ("Unicap chips") including, without limitation, all upgrades, enhancements, new releases and/or replacements thereof to IVI in a timely fashion when such Unicapt chips are ordered by IVI or the IVI Group. This transfer price will be determined on the basis of quantity and shall reflect chip set cost reduction over time and is as out in Schedule "K" to the Master Alliance Agreement. It is the

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Parties' intention that the transfer price for Unicapt chips will enable the IVI
Products and IVI Future Products to be and continue to be extremely competitive where marketed.

    2.7 Ingenico shall provide maintenance services, including, all technical support reasonably requested by IVI, and all enhancement, upgrades and new releases, other than those referred to in sections 2.8 and 2.9, to IVI for the Unicapt Technology at no charge to IVI.

    2.8 Ingenico shall make all modifications, enhancements and upgrades requested by IVI for the purposes of adapting the Unicapt Technology to the IVI Territory at no charge to IVI, as long as they correspond to the global market requirements, and as agreed by the Parties from time to time.

    2.9 Ingenico shall make all modifications, enhancements and upgrades requested by IVI for the purposes of customization of the Unicapt Technology for reasons other than those contemplated in Section 2.8 and which will be solely to the benefit of IVI, at the cost of IVI, provided such costs are reasonable, and all such modifications, enhancements and upgrades shall be the property of Ingenico, provided that such modifications, enhancements and upgrades shall be included in the license granted to IVI under Subsection 2.1 hereof.

    2.10 Ingenico shall, on or before the Closing Date, place a copy of all materials (the "Escrowed Materials") needed to replicate the Unicapt Technology and to use, enhance, modify, manufacture, produce and market it, including, without limitation, all materials listed on Schedule "Q" to the Master Agreement, the source code, all know-how, schematics, lists of suppliers of components, object code, and related documentation, in escrow in accordance with the provisions of such reasonable agreements as may be required by the escrow agent which shall be referable to the triggering events in (i) and (ii) below and which shall be subject to timely update and verification in respect of all upgrades, enhancements and new releases. The Escrowed Materials shall be released to IVI in the event that:

    (i) Ingenico is in breach or default of its obligations hereunder; or

    (ii) there has been an Event of Default (other than that described in Section 13.01 (a) of the Master Alliance Agreement) by Ingenico.

    The Parties shall enter into an escrow agreement at a location and with an escrow agent mutually agreed at the shared cost of Ingenico and IVI.

    2.11 Ingenico hereby grants a royalty-free license to IVI to use the Unicapt trade marks listed in Schedule "O" to the Master Alliance Agreement, in the IVI Territory in association with the IVI Products and IVI Future Products which incorporate Unicapt Technology. IVI acknowledges that the Unicapt trade marks are the property of Ingenico. On all products or packaging bearing Unicapt trade marks, IVI shall place notices regarding the ownership of the Unicapt trade marks.

                                 ARTICLE THREE
           GRANT OF LICENSES AND OBLIGATIONS WITH RESPECT TO INGENICO
                                   TECHNOLOGY

    3.1 For the consideration set out in Section 5.02 of the Master Alliance Agreement and the mutual licenses granted in this Agreement, in accordance with the terms of this Agreement, Ingenico hereby grants to IVI for the Term:

    (A) the royalty-free exclusive license to use, and incorporate the Ingenico Technology and the Ingenico Intellectual Property into IVI Products and IVI Future Products manufactured by or for IVI worldwide, or used or marketed and distributed pursuant to the Marketing and Distribution Agreement;

    (B) the irrevocable, royalty-free exclusive license to use the Ingenico Technology and the Ingenico Intellectual Property to develop, support and maintain applications for the Ingenico Products and IVI Products and IVI Future Products in the IVI Territory;

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    (C) to the extent the Ingenico Technology and Ingenico Intellectual Property
include or in any way rely upon any third party technology and/or intellectual property, the current licenses, for which are listed in Schedule "O" to the Master Alliance Agreement, together with all renewals, novations and substitutions, the sub-license, and if possible the exclusive sub-license, to use and incorporate into IVI Products and IVI future Products, third party owned technology and intellectual property incorporated into the Ingenico Products, and Ingenico Future Products, which sub-licenses shall be provided at the cost set out in Schedule "O" to the Master Alliance Agreement, or in the case of future sub-licenses, at the cost, on the same terms and conditions, of Ingenico for such sub-licenses, all of which costs shall be paid by IVI to Ingenico;

    (D) the right to sub-license the rights in subparagraphs (a), (b) and (c) to the IVI Group, provided that the IVI Group assumes the same duties and responsibilities as IVI under this Agreement as required by Section. 1.08 of the Master Alliance Agreement;

    (E) to the extent required, the right to sub-license the rights in subparagraphs (a), (b) and (c) if required, to or on behalf of end user customers, including original equipment manufacturers ("OEM") of IVI Products, IVI Future Products, Ingenico Products and Ingenico Future Products, other than customers (including OEMs) who are a direct competitor of the Business; and

    (F) the royalty-free license to use, modify and enhance the Ingenico Technology and the Ingenico Intellectual Property to co-operate with Ingenico to develop individually or jointly new products with common architecture and common components which would have worldwide application based on the Ingenico Technology, including without limiting the generality of the foregoing, the Unicapt Technology.

    3.2 Ingenico reserves the right to license the Ingenico Technology and Ingenico Intellectual Property to others in businesses other than the IVI Business.

    3.3 If IVI loses its exclusive distribution rights under the Marketing and Distribution Agreement, then Ingenico shall have the right to revoke said exclusive license provided that such revocation shall be in substitution for a non-exclusive license which is identical in all respects, save and except for exclusivity.

    3.4 Notwithstanding any other provision of this Agreement, Ingenico shall sell to and deliver to IVI and the IVI Group, in a timely fashion, any proprietary components, or other elements of the Ingenico Technology at the transfer price (including the royalty or sub-license of any third party at cost) when such components or elements are ordered by IVI or the IVI Group, provided that there shall be no charge for object code for software.

    3.5 Ingenico shall provide maintenance services, including, all technical support reasonably requested by IVI and all enhancement, upgrades and new releases, as agreed to by the Parties from time to time, other than those referred to in sections 3.6 and 3.7, to IVI for the Ingenico Technology at no charge to IVI.

    3.6 Ingenico shall make all modifications, enhancements and upgrades requested by IVI for the purposes of adapting the Ingenico Technology to the IVI Territory, at no charge to IVI as long as they correspond to the global market requirements and as agreed to by the Parties from time to time.

    3.7 Ingenico shall make all modifications, enhancements and upgrades requested by IVI for the purposes of customization of the Ingenico Technology for reasons other than those contemplated in Section 3.6 and which will be solely to the benefit of IVI, at the cost of IVI, provided such costs are reasonable, and all such modifications, enhancements and upgrades shall be the property of Ingenico, provided that such modifications, enhancements and upgrades shall be included in the license granted to IVI.

    3.8 Ingenico hereby grants a royalty-free license for the Term to IVI to use the Ingenico trade marks listed in Schedule "O" to the Master Alliance Agreement, in the IVI Territory in association with the IVI Products and IVI Future Products which incorporate Ingenico Technology. IVI acknowledges that

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the Ingenico trade marks are the property of Ingenico. On all products or packaging bearing Ingenico trade marks, IVI shall place notices regarding the ownership of the Ingenico trade marks.

                                  ARTICLE FOUR
        GRANT OF LICENSES AND OBLIGATIONS WITH RESPECT TO IVI TECHNOLOGY

    4.1. For the Consideration set out in the Master Alliance Agreement and the mutual licenses granted in this Agreement, IVI hereby grants to Ingenico for the Term:

    (a) the royalty-free exclusive license to use and incorporate the IVI Technology and the IVI Intellectual Property, selected by Ingenico (the "Selected IVI Technology") by written notice to IVI as soon as practicable, but in any event not later than December 31, 1997, in Ingenico Products and Ingenico Future Products, manufactured by or for Ingenico worldwide, or used or marketed and distributed pursuant to the Marketing and Distribution Agreement;

    (b) the royalty-free exclusive license to use and incorporate the Selected IVI Technology and the IVI Intellectual Property relating to the Selected IVI Technology into Ingenico Products and Ingenico Future Products to develop, support and maintain applications for the Ingenico Products and Ingenico Future Products incorporating the Selected IVI Technology in the Ingenico Territory;

    (c) to the extent the Selected IVI Technology and IVI Intellectual Property relating to the Selected IVI Technology, include or in any way rely upon any third Party technology and/or intellectual property, the current licenses for which are listed in Schedule "P" to the Master Alliance Agreement, together with all renewals, novations and substitutions, the sub-license, and if possible the exclusive sub-license to use and incorporate into Ingenico Products and Ingenico Future Products, third party owned technology and intellectual property incorporated into the IVI Products, and IVI Future Products, which sub-licenses shall be provided at the cost set out in Schedule "P" to the Master Alliance Agreement, or in the case of future sub-licenses, at the cost, on the same terms and conditions of IVI for such sub-licenses, all of which costs shall be paid to IVI by Ingenico;

    (d) the right to sub-license the rights in subparagraphs (a), (b) and (c) to the Ingenico Group, provided that the Ingenico Group assumes the same duties and responsibilities as Ingenico under this Agreement as required by Section 1.08 of the Master Alliance Agreement;

    (e) to the extent required, the right to sub-license the rights in subparagraphs (a), (b) and (c), to or on behalf of end user customers, including original equipment manufacturers ("OEM'), of Ingenico Products, Ingenico Future Products and IVI Products and IVI Future Products other than customers (including OEMs) who are a direct competitor of the Business; and

    (f) the royalty-free license to use, modify and enhance the Selected IVI Technology and the IVI Intellectual Property relating to the Selected IVI Technology, to co-operate with IVI to develop individually or jointly new products with common architecture and common componentry which would have worldwide application based on the Ingenico Technology, the Unicapt Technology and the Selected IVI Technology as provided for in the Joint Development and Procurement Agreement.

    4.2 Subject to the terms of this Agreement, this license does not grant to Ingenico any rights with respect to the source code of the IVI Technology nor the license to manufacture any IVI Products.

    4.3 IVI reserves the right to license the IVI Technology including the Selected IVI Technology, and IVI Intellectual Property to others in businesses other than the Ingenico Business.

    4.4 If Ingenico loses its exclusive distribution rights under the Marketing and Distribution Agreement, then IVI shall have the right to revoke said exclusive license, provided that such revocation shall be in substitution for a non-exclusive license which is identical in all respects, save and except for exclusivity.

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    4.5    Notwithstanding any other provision in this Agreement, IVI shall sell to and deliver to Ingenico and the Ingenico Group, in a timely fashion, any proprietary components, or other elements of the Selected IVI Technology at the transfer price, (including the royalty or sub-license of any third party at cost), when such components or elements are ordered by Ingenico or the Ingenico Group, provided that there shall be no charge for object code for software.

    4.6 IVI shall provide maintenance services, including all technical support reasonably requested by Ingenico and all enhancements, upgrades and new releases, as agreed to by the Parties from time to time, other than those referred to in sections 4.7 and 4.8, to Ingenico for the IVI Technology at no charge to Ingenico.

    4.7 IVI shall make all modifications, enhancements and upgrades requested by Ingenico for the purposes of adapting the IVI Technology to the Ingenico Territory, at no charge to Ingenico as long as they correspond to the global market requirements and as agreed by the Parties from time to time.

    4.8 IVI shall make all modifications, enhancements and upgrades requested by Ingenico for the purposes of customization of the IVI Technology for reasons other than those contemplated in Section 4.7, and which will be solely to the benefit of Ingenico at the cost of Ingenico, provided such costs are reasonable, and all such modifications, enhancements and upgrades shall be the property of IVI provided that such modifications, enhancements and upgrades shall be included in the license granted to Ingenico.

    4.9. To the extent that Ingenico does not elect to incorporate IVI Technology into Ingenico Products, IVI shall thereafter be entitled, in its sole discretion, to sell or lease IVI Products or IVI Future Products or license the IVI Technology and IVI Intellectual Property to such third parties in the Ingenico Territory as IVI shall determine.

    4.10 If Ingenico does not incorporate any particular IVI Technology or IVI Intellectual Property on or before December 31, 1998, then thereafter, Ingenico shall have a non-exclusive license, for the Term of this Agreement, to use, modify, enhance and incorporate such IVI Technology or IVI Intellectual Property into Ingenico Products manufactured by or for Ingenico worldwide, used or marketed and distributed in the Ingenico Territory or distributed pursuant to the Marketing and Distribution Agreement.

    4.11 IVI hereby grants a royalty-free license to Ingenico for the Term to use the IVI trade marks listed in Schedule "P" to the Master Alliance Agreement, in the Ingenico Territory in association with the Ingenico Products and Ingenico Future Products incorporating the Selected IVI Technology or Intellectual Property relating to the Selected IVI Technology. Ingenico acknowledges that the IVI trade marks are the property of IVI. On all products or packaging bearing IVI trade marks, Ingenico shall place notices regarding the ownership of the IVI trade marks.

                                   ARTICLE 5
                        INTELLECTUAL PROPERTY PROTECTION

    5.1 Both Parties shall disclose, timely and fully, and make available, from time to time, to the other Party their respective Technology, including, without limitation, all elements of their Technology sub-licensed from third parties and the cost of such elements, and documentation and information concerning their intellectual property rights, including the actions taken to protect the same.

    5.2. Each Party to this Agreement shall notify the other Party as soon as possible upon any claim being made against the Party that its use of the Intellectual Property or Technology is alleged to be an infringement of the intellectual property rights of others or that someone has threatened to or is infringing the Intellectual Property of the other Party to this Agreement.

    5.3. (A) It is acknowledged that each Party shall decide how and where to protect and enforce its Intellectual Property in its Territory and in the other Party's Territory.

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    (B) In the event that a Party decides not to file patent applications, register copyright or trade marks for its Intellectual Property in the other Party's Territory, the other Party shall have the option and right to take such steps as are necessary, on behalf of the Party owning the Intellectual Property rights, at its own expense, to file and prosecute patent applications or maintain patents, register copyright and register and maintain trade mark registrations. The Party owning the intellectual property rights shall assist the other in protecting or maintaining those rights.

    (C) In the event that a Party does not initiate legal proceedings against infringers in the other Party's Territory, the other Party shall have the right to conduct such litigation, on behalf of and in the name of the Party whose Intellectual Property rights have been infringed, at its own cost, and have carriage of such litigation and recover damages or profits and legal costs on behalf of the owner of the Intellectual Property. The Party owning the Intellectual Property rights agrees to be joined as a Party to the litigation, if necessary, and shall do everything reasonable to assist and support the Party bringing the suit. All reasonable legal costs and disbursements of the Party owning the Intellectual Property rights shall be paid for by the other Party.

                                   ARTICLE 6
                                      TERM

    6.1 The Term of this Agreement shall be for a period of ten (10) years, commencing January 1, 1997, and shall be automatically renewed for subsequent periods of five (5) years unless either Party provides written notice of non-renewal to the other not later than six months prior to the expiry of the initial ten (10) year Term and the subsequent renewal periods, if any.

                                   ARTICLE 7
                                    GENERAL

    7.1 The terms of Articles 1 (Interpretation) 10 (Warranties), 12 (indemnification), 15 (No Partnership) and 16 (General) of the Master Alliance Agreement are incorporated into this Agreement by reference.

    7.2 No Party shall copy, nor reproduce, totally or in part, the software as well as the electrical and electronic design incorporated within the Technology, nor transfer or transmit them to a third party, nor give them to a third party, nor give them to anyone for using them, without the prior consent of the other Party. No Party shall reverse compile, analyze, assemble or reduce on a totally different form, humanly decipherable, the software as well as the electrical and electronic design, without the prior consent of the other Party.

    7.3 The licenses, covenants and agreements set forth in Article Two, Article Five and Article Seven shall survive the expiry of the Term or other termination of this Agreement, provided that with respect to Article Two, termination of the licenses granted thereunder shall terminate in the event of a material breach of Section 7.2 by IVI.

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    IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

                                          INGENICO

                                          Per: ________/S/______________________

                                          Per: ________/S/______________________

                                          INTERNATIONAL VERIFACT INC.

                                          Per: ________/S/______________________

                                          Per: ________/S/______________________

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